Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Luminar Technologies, Inc., formerly Gores Metropoulos, Inc.:
We consent to the use of our report incorporated by reference herein.
/s/ KPMG LLP
Denver, Colorado
February 26, 2021